Exhibit 99.1

AAM Announces New Business Backlog of $900 Million for 2014 - 2016

Detroit, Michigan, January 15, 2014 -- American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today announced that its backlog of new and incremental business launching from 2014 through 2016 is estimated at $900 million in future annual sales.

Highlights of AAM's $900 million new and incremental business backlog for 2014 - 2016 include the following:

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New and innovative product technologies: AAM’s new and incremental business backlog includes product programs supporting the all-new Jeep® Cherokee with AAM’s industry first EcoTrac® Disconnecting Driveline System; the all-new Cadillac CTS, Motor Trend's 2014 Car of the Year, with AAM’s high efficiency rear drive modules; and the e-AAM™ hybrid and electric system that will be featured on a future model year Qoros vehicle.

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Significant progress on customer diversification initiatives: Approximately 70% of AAM’s new and incremental business backlog for 2014 - 2016 is for customers other than GM. This includes new and expanded orders supporting multiple global premium vehicle manufacturers, including Chrysler Group LLC, Daimler Truck, Ford, Honda, Jaguar Land Rover, Mercedes Benz, Nissan, Tata Motors and others.

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Major increase in passenger car and crossover vehicle business: Approximately two-thirds of AAM’s $900 million new and incremental business backlog for 2014 - 2016 is for passenger car and crossover vehicle programs.

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Growth in global markets: Approximately 70% of AAM’s new and incremental business backlog for 2014 - 2016 is for programs sourced outside of the United States. These awards support AAM’s expansion in the growing global markets of Brazil, China, India and Thailand.

“AAM’s robust new business backlog supports our ability to exceed the growth rate expected for the industry through 2015. This is great news for all our key stakeholders,” said AAM's Chairman, President & Chief Executive Officer David C. Dauch. “We are very pleased that AAM's focus on technology leadership has resulted in the expansion and diversification of our customer base and product portfolio on a global basis. AAM is focused on successfully launching these programs as well as continuing to deliver positive financial results by executing our aligned business strategy.”

AAM values its new and incremental business backlog based on production volume estimates and program design direction provided by its customers. The actual sales value of these awards will depend on product volumes, program launch timing and foreign currency exchange. AAM does not include sales of unconsolidated joint ventures in its new business backlog.

AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan, Ohio, Pennsylvania and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand.

Exhibit 99.1

Cautionary Statement Concerning Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as "will," "may," "could," "would," "plan," "believe," "expect," "anticipate," "intend," "project," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of the continuing market weakness in the Euro-zone; reduced purchases of our products by General Motors Company (GM), Chrysler Group LLC (Chrysler) or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and Chrysler); our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to respond to changes in technology, increased competition or pricing pressures; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to attract new customers and programs for new products; price volatility in, or reduced availability of, fuel; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; risks inherent in our international operations (including adverse changes in political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes, including our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations); changes in liabilities arising from pension and other postretirement benefit obligations; our ability to attract and retain key associates; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; our ability to consummate and integrate acquisitions and joint ventures; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

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For more information...
Christopher M. Son                            Danielle R. Landolt
Director, Investor Relations,                        Manager, Marketing & Communications
Corporate Communications & Marketing                (313) 758-4589
(313) 758-4814                                 danielle.landolt@aam.com
chris.son@aam.com

Or visit the AAM website at www.aam.com.